UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 8, 2022

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2022, The Chemours Company (“Chemours”) board of directors voted to appoint Guillaume Pepy to the Chemours board of directors, which was announced on February 9, 2022. The appointment, which is effective on February 8, 2022, increases the size of the board of directors to eleven members, nine of which have been determined by the board of directors to be independent under the listing standards of the New York Stock Exchange and Chemours’ Corporate Governance Guidelines.

Guillaume Pepy, 63, is the former chairman and chief executive officer of SNCF Group, a state-owned French railway and logistics solutions company where he spent nearly 26 years of his career. In 2019, after more than ten years as chairman and CEO, Mr. Pepy stepped down from SNCF to pursue new endeavors, focusing on various board and advisory roles. Before joining SNCF, Mr. Pepy held high-ranking civil service positions in several French ministries.

Mr. Pepy is a graduate of Sciences Po and École Nationale d’Administration in France. He served as Chairman of Eurostar and as a director of the mobility and logistics services operator Keolis Group. He currently chairs the board of Lydec S.A., the Moroccan subsidiary of Suez, a global environmental services and utility provider. Mr. Pepy serves as a Senior Advisor to the Canadian Pension Plan Investment Board (CPPIB), Salesforce in EMEA, and The Boston Consulting Group. Mr. Pepy also chairs Initiative France – a nonprofit that helps aspiring entrepreneurs create businesses.

There are no arrangements or understandings between Mr. Pepy and any other persons in connection with his appointment. Mr. Pepy does not have any family relationships with any executive officer or director of Chemours and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Pepy has been appointed to serve on the Audit Committee and on the Compensation and Leadership Development Committee of the Chemours board of directors.

Mr. Pepy will receive compensation as a non-employee director in accordance with the non-employee director compensation practices described in Chemours’ Annual Proxy Statement filed with the Securities and Exchange Commission on March 12, 2021.  Chemours and Mr. Pepy will also enter into Chemours’ standard form of indemnification agreement filed as Exhibit 10.28 to Chemours’ Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial Officer
Date:	February 9, 2022